     As filed with the Securities and Exchange Commission on March 23, 2001
                                               Registration No. 333-____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SUREBEAM CORPORATION
             (Exact name of registrant as specified in its charter)

                                ----------------

                Delaware                                33-0921003
        (State of Incorporation)            (I.R.S. Employer Identification No.)

                                ----------------

                             3033 Science Park Road
                            San Diego, CA 92121-1199
                                 (858) 550-6000
                    (Address of principal executive offices)

                                ----------------

                      2000 STOCK OPTION AND INCENTIVE PLAN
                         NONSTATUTORY STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                           Nicholas J. Costanza, Esq.
                     Senior Vice President, General Counsel
                              Surebeam Corporation
                             3033 Science Park Road
                            San Diego, CA 92121-1199
                                 (858) 550-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             Barbara L. Borden, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (858) 550-6000


                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                          Proposed Maximum        Proposed Maximum
    Title of Securities                                      Offering                Aggregate             Amount of
     to be Registered        Amount to be Registered(1)  Price per Share (2)       Offering Price       Registration Fee
--------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, par      10,395,937 shares         $0.1438 - $10.00          $18,590,270              $4,648
   value $.001 per share
==========================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which shall become issuable under the 2000 Stock Option and Incentive Plan and the Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are derived from (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 2000 Stock Option and Incentive Plan or the Registrant's
         Nonstatutory Stock Option Plan and (b) the average of the high and low prices of Registrant's Class A Common Stock on March 19, 2001 as reported on the Nasdaq National Market for the shares not yet subject to currently outstanding options under the 2000 Stock Option and Incentive Plan.


---------------------------------------------------------------------------------------------------------------------------
                 TYPE OF SHARES                        NUMBER OF SHARES       OFFERING PRICE PER       AGGREGATE OFFERING
                                                                                     SHARE                    PRICE
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock issuable pursuant to                     377,074         $0.1438 - $10.00            $   327,240
outstanding options under the 2000 Stock Option
and Incentive Plan
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock issuable pursuant to                   7,975,137                 $0.1438             $ 1,146,825
outstanding options under the Nonstatutory
Stock Option Plan
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock issuable pursuant to the               1,793,726                  $8.375             $15,022,455
2000 Stock Option and Incentive Plan

---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock issuable pursuant to the                 250,000                  $8.375             $ 2,093,750
2000 Employee Stock Purchase Plan
---------------------------------------------------------------------------------------------------------------------------


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by SUREBEAM CORPORATION (the "Registrant" or the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         The prospectus contained in the Form S-1 Registration Statement (No. 333-43672) filed by SureBeam Corporation with the Securities and Exchange Commission (the "Commission") on August 14, 2000, as amended through the date hereof (the "Form S-1").

         The description of the Registrant's Class A Common Stock which is contained in its Registration Statement on Form 8-A dated February 23, 2001, including any amendment or reports filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 12(g), 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Class A Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Diego, California.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's bylaws provide that it shall indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law, except with respect to proceedings initiated by such persons that are not specifically exempted in the Company's bylaws. The Company is also empowered under its bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnification agreements with each of its directors and executive officers.

         In addition, the Company's certificate of incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to the Company or its stockholders;

         - for acts or omission not in good faith of which involve intentional misconduct or a knowing violation of law;

         -    under Section 174 of the Delaware General Corporation Law; or

         - for any transaction from which the director derives an improper personal benefit.

         The Company's certificate of incorporation also provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


                                    EXHIBITS

EXHIBIT
NUMBER
     4.1*      Amended and Restated Certificate of Incorporation

     4.2*      Bylaws

     4.3*      Form of Stock Certificate

     4.4*      2000 Stock Option and Incentive Plan.

     4.5* Form of Incentive and Nonstatutory Stock Option Agreements under the 2000 Stock Option and Incentive Plan.

     4.6*      Nonstatutory Stock Option Plan and related offering documents.

     4.7*      2000 Employee Stock Purchase Plan and related offering documents.

     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of Arthur Andersen LLP, Independent Public Accountants.

    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement

    24.1       Power of Attorney is contained on the signature pages.
--------------------------------------------------------------------------------


     *         Filed as an exhibit to Registration Statement on Form S-1 (No.
               333-43672) originally filed on August 14, 2000, as amended through the date hereof, and incorporated herein by reference.


                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on March 22, 2001.

                           SUREBEAM CORPORATION


                           By:  /s/ Larry A. Oberkfell
                              --------------------------------------------------
                                            Larry A. Oberkfell
                                   President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry A. Oberkfell, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                            DATE


/s/ Larry A. Oberkfell                                        President, Chief Executive             March 22, 2001
--------------------------------------------                    Officer and Director
                 Larry A. Oberkfell                         (Principal Executive Officer)


/s/ Kevin K. Claudio                                          Vice President and Chief               March 22, 2001
--------------------------------------------                     Financial Officer
                 Kevin K. Claudio                            (Principal Financial and
                                                                 Accounting Officer)


/s/ Gene W. Ray                                                         Director                     March 22, 2001
--------------------------------------------
                 Gene W. Ray


/s/ Susan Golding                                                       Director                     March 22, 2001
--------------------------------------------
                 Susan Golding


EXHIBIT INDEX


EXHIBIT
NUMBER
     4.1*      Amended and Restated Certificate of Incorporation

     4.2*      Bylaws

     4.3*      Form of Stock Certificate

     4.4*      2000 Stock Option and Incentive Plan.

     4.5* Form of Incentive and Nonstatutory Stock Option Agreements under the 2000 Stock Option and Incentive Plan.

     4.6* Nonstatutory Stock Option Plan and related offering documents.

     4.7*      2000 Employee Stock Purchase Plan and related offering documents.

     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of Arthur Andersen LLP, Independent Public Accountants.

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

    24.1       Power of Attorney is contained on the signature pages.
--------------------------------------------------------------------------------


     *         Filed as an exhibit to Registration Statement on Form S-1 (No.
               333-43672) originally filed on August 14, 2000, as amended through the date hereof, and incorporated herein by reference.